Exhibit 10.8

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as of September 11, 2025, by and between Rafex Gold Corp, a Wyoming ("Rafex Gold") publicly-traded corporation under the symbol RAFX on the OTC Markets OTCID and Rafex Gold Acquisition Corp II., a Wyoming corporation ("RFXAC2") and Rafex Pty, Ltd., an Australian corporation ("Rafex Pty Ltd"). This Agreement contemplates a tax-free merger of RFXAC2, with and into Rafex Pty Ltd in reorganization pursuant to Section 368 (a)(1)(A) of the Internal Revenue Code, in which the shareholders of Rafex Pty Ltd will receive Common Stock in Rafex Gold in exchange for shares of Rafex Pty Ltd with the result that Rafex Pty Ltd becomes a subsidiary of Rafex Gold.

Having received the proper board and shareholder approvals, this Agreement and Plan of Merger only amends the number of common shares of Rafex Gold issued to the receiving parties, all other directives, facts, stipulations, conditions shall remain consistent.

R E C I T A L S

A.  Rafex Gold Corp. was incorporated in the State of Nevada on January 28, 2000 and re-domiciled to the State of Wyoming on September 14, 2018. Its current authorized capital stock consists of: (1) 100,000,000 shares of Authorized Common Stock, 0.001 par value ("Rafex Gold Corp., Common Stock"), of which 29,785,968 shares were issued and outstanding as of the date of this Agreement; and (2) 5,000,000 shares of Preferred Stock with 100,000 designated as our Series A Preferred Stock 0.001 par value ("Rafex Gold Corp., Preferred Stock"), with powers to cast 1,000 votes of common from 1 share of Series A, of which 100,000 shares is outstanding. The issued and outstanding shares of common stock are owned by 344 shareholders of record and our Series A Preferred Stock is owned by Rafex Pty, Ltd, with beneficial ownership held by Russell Ernest Brimage and Robert Francis Davies.

B.  RFXAC2 was incorporated in Wyoming on September 11, 2025. Its authorized capital stock consists of: (1) 100,000 shares of Common Stock, ("RFXAC Common Stock"), of which 10,000 shares are issued and outstanding; with (2) no shares of Preferred Stock or any other class of stock. All issued and outstanding shares of RFXAC2 are owned by Rafex Gold Corp.

C.   Rafex Pty Ltd., was incorporated in Australia on March 25, 2022, with the ACN of 658 300 693. Its authorized capital stock consists of: (1) 23,792,000 shares of authorized Common Stock, par value.

$0.10 per share ("Rafex Pty Ltd., Common Stock"), of which 23,792,000 shares are issued and outstanding; with (2) no shares of Preferred Stock or any other class of stock. The issued and outstanding shares of Rafex Pty Ltd., are owned by 50 shareholders.

D.  The respective Boards of Directors of Rafex Gold, RFXAC2, and Rafex Pty Ltd. have each determined that it is advisable and in the best interests of their respective stockholders that RFXAC2 merge with and into Rafex Pty Ltd. upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a merger between RFXAC2 with and into Rafex Pty Ltd. so that Rafex Pty Ltd. becomes a wholly owned subsidiary of Rafex Gold Corp.

E.  The Board of Directors of each of the constituent corporations has approved this Merger Agreement.

F.  For United States federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a "plan of reorganization" for purposes of Section 368(a) of the Code.

G.  The Parties desire in this Agreement to make certain representations, warranties, covenants, and agreements in connection with, and establish certain conditions precedent to, the Merger. NOW, THEREFORE, the parties do hereby agree that RFXAC2 shall merge with and into Rafex Pty Ltd. on the following terms, conditions and other provisions:

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THE MERGER

1.  MERGER AND EFFECTIVE TIME. At the Effective Time (as defined below), RFXAC2 shall be merged with and into Rafex Pty Ltd. (the "Merger"), and Rafex Pty Ltd., shall be the surviving corporation of the Merger (the "Surviving Corporation"). The Merger shall become effective upon the close of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of Wyoming (the "Effective Time").

2.  EFFECT OF MERGER. At the Effective Time, the separate corporate existence of RFXAC2 shall cease; the corporate identity, existence, powers, rights and immunities of Rafex Pty Ltd. as the Surviving Corporation shall continue unimpaired by the Merger; and Rafex Pty Ltd. shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes of RFXAC2, and be subject to all the debts, liabilities, obligations, restrictions and duties of RFXAC2, all without further act or deed. As a result of the merger, Rafex Pty Ltd. shall become a wholly-owned subsidiary of Rafex Gold Corp.

3.  GOVERNING DOCUMENTS. At the Effective Time, the Articles of Incorporation of Rafex Pty Ltd. in effect immediately prior to the Effective Time shall remain the Articles of Incorporation of the Surviving Corporation, and the Bylaws of Rafex Pty Ltd. in effect immediately prior to the Effective Time, without amendment thereto, shall remain the Bylaws of the Surviving Corporation.

4.  DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of Rafex Pty Ltd. shall continue as the directors and officers (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

5.  CONVERSION OF SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time and without any further action on the part of any shareholder:

a.  All 10,000 of the issued and outstanding shares of RFXAC2 Common Stock outstanding immediately prior to the Effective Time shall be cancelled upon RFXAC2 being merged into Rafex Pty, Ltd.

b. At the Effective Time, all 23,792,000 of the issued and outstanding shares of Rafex Pty, Ltd., which are held by its current shareholders, will be exchanged for 23,792,000 shares of Rafex Gold Corp. common stock on a one-for-one basis.

c.  The merger will result in Rafex Gold Corp. owning all of the issued and outstanding shares of Rafex Pty, Ltd., making Rafex Pty Ltd. a wholly-owned subsidiary of Rafex Gold Corp.

d.  As of the Effective Time, the former shareholders of Rafex Pty Ltd. who immediately prior to the Effective Time held all 23,792,000 shares of the outstanding Rafex Pty Ltd. Common Stock shall cease to have any rights with respect thereto, except the right to receive certificates representing 23,792,000 shares of Rafex Gold common stock at the 1:1 Exchange Ratio.

e. At the Effective Time, the stock certificate(s) representing all of the shares of outstanding stock of Rafex Pty, Ltd (23,792,000 shares) shall be cancelled; stock certificates representing 23,792,000 shares of Rafex Gold common stock will be issued to the former shareholders of Rafex Pty, Ltd; and the 10,000 outstanding shares of RFXAC2 will remain outstanding and owned by Rafex Gold Corp.

f.  Upon completion of the merger, Rafex Pty Ltd. will have merged into RFXAC2, with RFXAC2 being the surviving corporation, which will then be renamed to "Rafex Pty Ltd" and will remain a wholly-owned subsidiary of Rafex Gold Corp.

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The merger transaction was approved by the Board of Directors and the Stockholders of Rafex Pty, Ltd by a vote of all 23,792,000 shares in favor of the merger. The merger transaction was approved by the Board of Directors and the Stockholder of RFXAC2 by a vote of all 10,000 shares in favor of the merger. Pursuant to the Wyoming Business Corporations Code, 2011 Wyoming Statues, Title 17, Chapter 16, §17-16-1102;

A foreign business corporation, or a foreign eligible entity, may be a party to a merger with a domestic business corporation, or may be created by the terms of the plan of merger, only if the merger is permitted by the foreign business corporation or eligible entity. If Wyoming law does not otherwise provide procedures for the approval of a merger, a plan of merger may be adopted and approved, the merger effectuated, and appraisal rights exercised in accordance with the procedures in this article and article 13 of this chapter.

Since shares of a parent of the merging corporation are to be issued in conjunction with the merger, the merger transaction was approved by the Board of Directors of Rafex Gold and the majority Stockholders of Rafex Gold by a vote of all Series A Preferred shares outstanding in favor of the merger.

6.  STOCK CERTIFICATES. Prior to the Effective Time, all 10,000 shares of RFXAC2 common stock are owned by Rafex Gold. Prior to the Effective Time, all 23,792,000 shares of Rafex Pty, Ltd common stock are owned by their respective shareholders. The registered owner on the books and records of Rafex Pty, Ltd of any such outstanding stock certificate for Rafex Pty, Ltd Common Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Rafex Pty, Ltd or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Rafex Pty, Ltd Common Stock evidenced by such outstanding certificate as above provided.

7.  FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of the former RFXAC2 such deeds, assignments and other instruments, and there shall be taken or caused to be taken by the appropriate parties all such further action as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of RFXAC2, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of the former RFXAC2, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

8.    CONDITION. The consummation of the Merger is subject to the approval of this Merger Agreement and the Merger contemplated hereby by Rafex Gold, the sole stockholder of RFXAC2, the shareholders of Rafex Pty, Ltd and by the majority stockholders of Rafex Gold (the "Series A Preferred Holders") prior to or at the Effective Time.

9.    ABANDONMENT. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of RFXAC2, the Board of Directors of Rafex Pty, Ltd or the Board of Directors of Rafex Gold, notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders of RFXAC2, Rafex Pty, Ltd and Rafex Gold.

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10.  AMENDMENT. At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of RFXAC2, Rafex Pty, Ltd and Rafex Gold, provided, however, that any amendment made subsequent to the adoption of this Agreement by the stockholder of RFXAC2, the shareholders of Rafex Pty, Ltd or the stockholders of Rafex Gold shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of Rafex Pty, Ltd without board approval and shareholder approvals; (ii) alter or change any of the terms of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of RFXAC2, Rafex Pty, Ltd or Rafex Gold.

11.  TAX-FREE REORGANIZATION. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(A) of the Code.

12.  DISSENTERS' RIGHTS. Holders of Dissenting Shares who have complied with all the requirements for perfecting the rights of dissenting shareholders as set forth in the Wyoming Business Corporations Act shall be entitled to their rights under such law.

13.  GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Wyoming.

14.  COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

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IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized.

SIGNATURES ON NEXT PAGE

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RAFEX PTY, LTD.

An Australian corporation

By: /s/ Russell Ernest Brimage

Russell Ernest Brimage

President and Chief Executive Officer

By: /s/ Robert Francis Davies

Robert Francis Davies

Corporate Secretary

By: /s/ Robert Francis Davies

Robert Francis Davies

Director

By: /s/ Justin Leigh Ward

Justin Leigh Ward

Director

RAFEX GOLD CORP.

A Wyoming corporation

By: /s/ Russell Ernest Brimage

Russell Ernest Brimage

President and Chief Executive Officer

By: /s/ Richard Chiang

Richard Chiang

Chief Financial Officer

RAFEX GOLD ACQUISITION CORP II. (RFXAC2)

A Wyoming corporation

By: /s/ Russell Ernest Brimage

Russell Ernest Brimage

President and Chief Executive Officer

By: /s/ Richard Chiang

Richard Chiang

Chief Financial Officer

By: /s/ Robert Francis Davies

Robert Francis Davies

Director

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